Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 4, 2005, accompanying the consolidated financial statements of First Security Group, Inc. and subsidiary and our report dated April 29, 2005, on management’s assessment of the effectiveness of internal control over financial reporting contained in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-125722 and Prospectus. We also consent to the reference to us as it appears under the caption “Experts.”

/s/ Joseph Decosimo and Company, PLLC

Chattanooga, Tennessee

July 29, 2005